Exhibit 99.1

Middleburg Financial Corporation Announces 2008 Third Quarter Earnings

Contact:	Joseph L. Boling, Chairman & CEO	540-687-6377 or
ceo@middleburgbank.com

	Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com

	Kate J. Chappell, SVP & CFO	540-687-4816 or
cfo@middleburgbank.com

MIDDLEBURG, VIRGINIA (October 20, 2008) – Middleburg Financial Corporation (the “Company”), (NASDAQ – MBRG), parent company of Middleburg Bank (the “Bank”), today reported its financial results for the third quarter of 2008.

Third Quarter 2008 Results:

•	Net income of $1.6 million
•	Diluted earnings per share of $0.34
•	Net interest margin of 4.09%
•	$1.1 million loss recognized on impaired investment security
•	Maintained level of allowance for loan losses
•	$35.1 million or 5.3% growth in total deposits
•	Tier I capital of 10.5%, leverage ratio of 8.4%

“We are gratified with the continued sequential earnings improvement over the previous three quarters. The current economic climate has proven difficult for the entire financial services industry. We do feel that the community bank sector has largely avoided the pitfalls encountered by the broader industry.” commented Joseph L. Boling, Chairman and CEO of Middleburg Financial Corporation. He continued, “We held no Fannie Mae or Freddie Mac preferred stock in our Investment portfolio. Further, our continued ability to increase profitability during this period coupled with our strong capital position has allowed the Bank to quickly conclude many of its problem credits. In fact, Tier 1 Capital, a primary factor in determining a bank’s strength, totals $79.0 at September 30, 2008 or 10.52% of Total Risk Based Assets which exceeds the 6.00% Federal Reserve Board’s requirement for being “well capitalized” under their regulations by $33.9 million.”

Net Interest Income and Net Interest Margin

With reduced loan growth and a decrease in average loan yield of eight basis points during the three months ended September 30, 2008, interest income from loans increased only $42,000 or 0.4% when comparing the quarter ended September 30, 2008 to the quarter ended June 30, 2008.

Interest income from the investment portfolio increased $86,000 from the three months ended June 30, 2008 to the three months ended September 30, 2008. The average balance of the investment portfolio increased $1.5 million from June 30, 2008.

Total interest expense for the three months ended September 30, 2008 increased $9,000 when compared to the three months ended June 30, 2008. Although interest expense on borrowings had decreased, demand among local competitors for deposits remains high thereby keeping the acquisition costs of deposits elevated and increasing the corresponding interest expense. The average cost of interest bearing liabilities decreased 14 basis points during the quarter ended September 30, 2008. The average balance of interest bearing liabilities increased $11.3 million during the quarter ended September 30, 2008.

The net interest margin increased from 4.03% for the quarter ended June 30, 2008 to 4.09% for the quarter ended September 30, 2008. The increase in the net interest margin was mostly attributable to the decreased cost of interest bearing liabilities.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (1) following the “Key Statistics” table below.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $318,000 for the three months ended September 30, 2008, compared to $2.3 million for the quarter ended June 30, 2008. Although the Company experienced a decrease in total loans during the third quarter of 2008, given the level of problem loans, continued uncertainty in the economy, and the current nationwide credit crisis, the Company deemed it prudent to maintain its allowance for loan losses.

Non performing assets increased from $11.8 million or 1.24% of total assets at June 30, 2008 to $13.6 million or 1.45% of total assets at September 30, 2008. This rise was mostly a result of the increase in other real estate owned. During the third quarter of 2008, the Bank foreclosed upon real estate assets valued at $1.4 million while Southern Trust Mortgage’s other real estate balances increased by $480,000. The majority of past due non-real estate loans have been charged off and 90% of remaining past due loans are secured by consumer real estate. In the fourth quarter of 2007, the Company developed a problem loan committee to monitor past due loans, identify potential problem credits, and develop action plans to work through these loans as promptly as possible. As noted previously, in the second quarter of 2008, a large relationship was added to the list of problem loans reviewed by this committee. This loan is well secured and performing, and excluding this credit, the level of total problem loans has remained relatively flat since the third quarter of 2007. Given the current economic environment, it is anticipated there could be an increase in non performing loans, but it is not believed the increase will be as dramatic as that experienced in the first half of 2008.

Loans greater than 90 days past due increased from $2.7 million at June 30, 2008 to $4.3 million at September 30, 2008. The Company realized $189,000 in net charge-offs for the quarter ended September 30, 2008 versus $1.2 million for the prior quarter. Additional past dues and credit losses are expected due to the current economic forecast, but the increase is not anticipated to be as significant as those experienced in recent quarters.

The following table reflects asset quality and provision for loan loss details for the Bank and Southern Trust Mortgage:

	2008
	September 30,	June 30,	March 31,
Loans 90+ days past due
Middleburg Bank	$2,857	$1,444	$-
Southern Trust Mortgage	1,461	1,294	1,231

Non accrual loans
Middleburg Bank	$2,966	$3,391	$5,125
Southern Trust Mortgage	3,725	3,476	4,326

Other Real Estate Owned
Middleburg Bank	$4,696	$3,277	$2,427
Southern Trust Mortgage	2,114	1,634	439

Allowance for loan losses
Middleburg Bank	$7,884	$7,889	$7,206
Southern Trust Mortgage	1,997	1,863	1,471

In addition to the above mentioned loans, the Company also holds an impaired security in its investment portfolio. At September 30, 2008, the net book value of the security was $244,000. The Company has been writing down the fair value of this security since December 2007. For the quarter ended September 30, 2008, the Company recorded a loss of $1.1 million with the adjustment of the investment to its market value. Beginning in June 2008, the interest payments for this investment have been deferred and will be capitalized to the principal balance until March 2009. The Company anticipates there could be additional losses related to the market value of this security.

Non Interest Income

Including investment losses, consolidated non interest income decreased by $296,000 or 6.9% when comparing the quarter ended September 30, 2008 to the quarter ended June 30, 2008.

Trust and investment advisory fees earned by Middleburg Trust Company (MTC) and Middleburg Investment Advisors (MIA) decreased 3.2% or $31,000 when comparing the quarter ended September 30, 2008 to the quarter ended June 30, 2008. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. For the quarter ended September 30, 2008, MTC’s consolidated gross fees were relatively flat at $500,000 when compared to the quarter ended June 30, 2008. MIA’s consolidated gross fees had decreased by 6.0% or $29,000 when comparing the three months ended June 30, 2008 to the three months ended September 30, 2008. Total consolidated assets under administration by MTC and MIA were at $981.0 million at September 30, 2008, a decrease of $69.0 million or 6.90% from the $1.1 billion under administration at June 30, 2008. The Bank holds a large portion of its investment portfolio in custody with MTC. During the third quarter of 2008, the State of Virginia required that State banks must collateralize 100% of the balances of any public deposits it holds. Accordingly, nearly half of the decline in combined assets under administration was related to the Bank moving its investment securities from MTC in order to accommodate the change in Virginia State law. MTC’s assets under administration were $518.6 million at September 30, 2008 and $568.9 million at June 30, 2008. MIA’s assets under administration were $462.8 million at September 30, 2008 and $481.0 million at June 30, 2008.

Service charges on deposits decreased slightly from the quarter ended June 30, 2008 to the quarter ended September 30, 2008. Commissions on investment sales decreased 26.3% or $33,000 from the quarter ended

June 30, 2008 to the quarter ended September 30, 2008. The Company currently employs three experienced financial consultants and one apprentice financial consultant.

Equity in earnings from affiliates has been reclassified in 2008 due to the consolidation of Southern Trust Mortgage. The revenues and expenses of Southern Trust Mortgage for each of the three month periods ended September 30, June 30 and March 31, 2008 are reflected in the Company’s financial statements on a consolidated basis, with the outstanding interest not held by the Company reported as “Minority Interest in Consolidated Subsidiary.” Accordingly, fees on mortgages held for sale of $2.3 million, which were generated by Southern Trust Mortgage during each three month period ended September 30, June 30, 2008 and March 31, 2008, are being reported as part of consolidated other income. For the three month periods ended September 30, June 30 and March 31, 2008, the $387,000, $77,000 and $105,000, respectively, of Equity Earnings on Unconsolidated Subsidiaries represents Southern Trust Mortgage’s equity earnings from its unconsolidated affiliates.

Southern Trust Mortgage closed $181.6 million in loans for the three months ended September 30, 2008 and $174.9 million in loans for the three months ended June 30, 2008 with 71.2% and 61.2%, respectively, of its production attributable to purchase money financings. Southern Trust Mortgage earnings were negatively impacted by provisions made for the allowance for loan losses. Southern Trust Mortgage made $185,000 in provisions for its allowance for loan losses during the three months ended September 30, 2008 and $1.0 million in provisions for its allowance for the three months ended June 30, 2008.

Income earned from the Bank’s $11.3 million investment in Bank Owned Life Insurance (BOLI) was $114,000 and $131,000 for the quarters ended September 30, 2008 and June 30, 2008, respectively. The Company purchased $10.8 million in BOLI in 2004 and $485,000 in BOLI in 2007 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans, mortgages held for sale and other service fees, increased $68,000 or 13.8% when comparing the three months ended September 30, 2008 to the three months ended June 30, 2008.

Non Interest Expense

Non interest expense decreased $366,000 or 3.5% from the quarter ended June 30, 2008 to the quarter ended September 30, 2008.

Salaries and employee benefit expenses decreased $503,000 or 7.8% when comparing the quarter ended June 30, 2008 to the quarter ended September 30, 2008. The majority of the decrease resulted from the Company decreasing its accrued expense for 2008 based incentive payments. Because the Company is not likely to reach several of its 2008 performance goals, the related incentive expense was adjusted accordingly.

Net occupancy expense increased $71,000 or 5.0% when comparing the quarter ended June 30, 2008 to the quarter ended September 30, 2008. The increase results from the Company’s growth as well as maintenance and improvements of the Company’s facilities. During the third quarter of 2008, the Company relocated its Fort Evans Financial Service Center. The new Fort Evans facility was approved by the Town of Leesburg as its first “green building” for the Town. As growth efforts continue to progress, the Company anticipates higher levels of occupancy expense to be incurred.

Advertising and marketing expense decreased $143,000 when comparing the quarter ended June 30, 2008 to the quarter ended September 30, 2008. Although the Company maintained a level of regular advertising, the Company’s media plan was lighter during the summer months.

Other operating expenses increased $216,000 or 12.0% when comparing the quarter ended June 30, 2008 to the quarter ended September 30, 2008. The increase resulted from increases in various other expense categories including accounting fees, educational expenses, FDIC deposit insurance and expenses associated with other real estate owned.

Total Consolidated Assets

Total assets decreased $11.1 million or 1.2% to $937.3 million at September 30, 2008 from $948.4 million at June 30, 2008. The investment portfolio increased $509,000 or 0.3% to $155.9 million at September 30, 2008 compared to $155.4 million at June 30, 2008. At September 30, 2008, the tax equivalent yield on the investment portfolio was 5.5%.

Total loans, net of allowance for loan losses, decreased by $748,000 when comparing June 30, 2008 to September 30, 2008. Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth it has permitted in the loan portfolio.

Although Southern Trust Mortgage’s 2008 third quarter production was higher than that for the second quarter, mortgages held for sale decreased 12.9% or $5.5 million when comparing the September 30, 2008 balance to that at June 30, 2008. In continued efforts to increase production, Southern Trust Mortgage has taken advantage of the disruption in the mortgage industry and the displacement of quality loan originators. During the third quarter of 2008, Southern Trust Mortgage hired approximately 20 loan originators.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased 5.3% to $695.3 million at September 30, 2008 from $660.2 million at June 30, 2008. Brokered deposits were $107.5 million at September 30, 2008 and $68.7 million at June 30, 2008.

Short term borrowings, which include overnight advances with the Federal Home Loan Bank of Atlanta, were $38.5 million at September 30, 2008 and $43.6 million at June 30, 2008. Short-term borrowings were comprised of $38.5 million and $43.6 million due to the consolidation of Southern Trust Mortgage at September 30, 2008 and June 30, 2008, respectively. Southern Trust Mortgage has a long standing line of credit with its correspondent bank that is primarily used to fund its mortgages held for sale.

Equity

Shareholders’ equity at September 30, 2008 and June 30, 2008 was $73.4 million and $73.1 million, respectively. The book value of the Company at September 30, 2008 was $16.21 per common share. Total common shares outstanding were 4,528,817 at September 30, 2008.

On September 24, 2008, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of October 8, 2008 and payable on October 24, 2008.

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Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with eight financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg and Williamsburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)	For the Three Months Ended
	3Q08	2Q08	1Q08

INTEREST INCOME
Interest and fees on loans	$11,968	$11,926	$12,159
Interest on investment securities	2,049	1,963	1,818
Interest on short term investments			-

TOTAL INTEREST INCOME	$14,017	$13,889	$13,977

INTEREST EXPENSE
Interest on deposits	3,793	$3,491	$3,946
Interest on borrowings	1,658	1,951	2,304

TOTAL INTEREST EXPENSE	$5,451	$5,442	$6,250

NET INTEREST INCOME	$8,566	$8,447	$7,727

PROVISION FOR LOAN LOSSES	318	2,307	2,064

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$8,248	$6,140	$5,663

NON INTEREST INCOME
Trust and investment advisory fee income	$947	$978	$984
Service charges on deposits	504	505	473
Gain on the sale of loans	2,274	2,321	2,266
Net (losses) gains on securities available for sale	(785)	(367)	108
Commissions on investment sales	94	127	117
Equity earnings in unconsolidated subsidiaries	78	77	105
Bank owned life insurance	114	131	114
Other service charges, commissions and fees	558	490	582
Other operating income	192	10	53

TOTAL NON INTEREST INCOME	$3,976	$4,272	$4,802

NON INTEREST EXPENSE
Salaries and employee benefits	$5,964	$6,467	$6,585
Net occupancy expense of premises	1,502	1,431	1,393
Other taxes	161	161	160
Computer operations	268	276	267
Advertising and marketing	136	279	129
Other operating expenses	2,013	1,796	1,973

TOTAL NON INTEREST EXPENSE	$10,044	$10,410	$10,507

INCOME BEFORE TAXES	$2,180	$2	$(42)
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY	29	292	31
Income tax expense	654	(67)	(164)

NET INCOME	$1,555	$361	$153

MIDDLEBURG FINANCIAL CORPORATION
BALANCE SHEET
(dollars in thousands)	Unaudited	Unaudited	Unaudited
	9/30/2008	6/30/2008	3/31/2008

Assets:
Cash and due from banks	$ 23,747	$ 23,564	$ 23,962
Interest-bearing balances in banks	560	2,417	642
Federal funds sold	5,100	11,500	2,500
Securities at fair value	155,859	155,350	157,221
Loans, net of allowance for loan losses	649,975	650,723	650,593
Mortgages held for resale	36,661	42,112	31,061
Bank premises and equipment, net	23,036	22,270	21,647
Other assets	42,353	40,457	35,480

Total assets	$ 937,291	$ 948,393	$ 923,106

Liabilities and Shareholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$ 116,467	$ 117,304	$ 124,062
Savings and interest-bearing demand deposits	305,061	293,293	261,518
Time deposits	273,787	249,631	210,447
Total deposits	$ 695,315	$ 660,228	$ 596,027

Federal funds purchased	-	-	-
Securities sold under agreements to repurchase	25,285	51,044	53,097
Short term borrowings	38,526	43,610	73,726
Long-term debt	89,000	104,000	104,000
Trust preferred capital notes	5,155	5,155	5,155
Other liabilities	7,865	8,477	10,046
Total liabilities	$ 861,146	$ 872,514	$ 842,051

Minority interest in consolidated subsidiary	2,742	2,794	4,123

Shareholders’ Equity:
Common stock, par value $2.50 per share	11,322	11,317	11,317
Capital surplus	23,885	23,847	23,836
Retained earnings	43,070	42,376	42,876
Accumulated other comprehensive income (loss), net	(4,874)	(4,455)	(1,097)
Total shareholders’ equity	$ 73,403	$ 73,085	$ 76,931

Total liabilities and shareholders’ equity	$ 937,291	$ 948,393	$ 923,106

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS	For the Three Months Ended
	3Q08	2Q08	1Q08

Net Income (dollars in thousands)	$1,555	$361	$153
Earnings per share, basic	$0.34	$0.08	$0.03
Earnings per share, diluted	$0.34	$0.08	$0.03

Return on average total assets	0.66%	0.23%	0.53%
Return on average total equity	8.42%	2.81%	5.86%
Dividend payout ratio	55.88%	237.50%	633.33%
Fee revenue as a percent of total revenue	25.35%	35.45%	37.79%

Net interest margin(1)	4.09%	4.03%	3.91%
Yield on average earning assets	6.62%	6.55%	6.98%
Yield on average interest-bearing liabilities	2.94%	2.99%	3.73%
Net interest spread	3.67%	3.56%	3.25%
Tax equivalent adjustment to net interest income (dollars in thousands)

Non-interest income to average assets	2.03%	1.99%	2.09%
Non-interest expense to average assets	4.27%	4.46%	4.75%

Efficiency ratio(2)	73.64%	78.15%	82.58%

(1)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended September 30, 2008, June 30, 2008 and March 31, 2008 net interest income on a tax equivalent basis was $ 8.8 million, $8.7 million and $8.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(2)

The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended September 30, 2008, June 30, 2008 and March 31, 2008, tax equivalent net interest income was $8.8 million, $8.7 million and $8.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended September 30, 2008, June 30, 2008 and March 31, 2008, was $4.8 million, $4.6 million and $4.7 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
	3Q08	2Q08		1Q08
BALANCE SHEET RATIOS
Loans to deposits	94.89%	100.04%		110.61%
Average interest-earning assets to
average-interest bearing liabilities	116.73%	118.78%		121.52%
PER SHARE DATA
Dividends	$0.19	$0.19		$0.19
Book value	$16.21	$16.14		$17.04
Tangible book value	$14.70	$14.61		$15.57
SHARE PRICE DATA
Closing price	$17.49	$19.21		$24.17
Diluted earnings multiple(1)	1.08	1.20		1.43
Book value multiple(2)	1.08	1.19		1.42

COMMON STOCK DATA
Outstanding shares at end of period	4,528,817	4,526,817		4,526,817
Weighted average shares outstanding	4,528,476	4,526,817		4,526,383
Weighted average shares outstanding, diluted	4,551,843	4,561,879		4,558,907
CAPITAL RATIOS
Total equity to total assets	7.83%	7.71%		8.33%
Total risk based capital ratio	11.77%	11.32%		11.45%
Tier 1 risk based capital ratio	10.52%	10.08%		10.29%
Leverage ratio	8.51%	8.17%		8.82%
CREDIT QUALITY
Net charge-offs to average loans	0.03%	0.18%		0.27%
Total non-performing loans to total loans	1.01%	1.04%		1.45%
Total non-performing assets to total assets	1.45%	1.24%		1.35%
Non-accrual loans to:
total loans	1.01%	1.04%		1.45%
total assets	0.71%	0.72%		1.03%
Allowance for loan losses to:
total loans	1.49%	1.48%		1.32%
non-performing assets	72.56%	82.81%		69.84%
non-accrual loans	147.03%	142.01%		90.85%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$4,318	$2,738		$1,231
Non-accrual loans	6,691	6,867		9,551
Other real estate owned and repossessed assets	6,867	4,910		2,874
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$239	$1,240		$1,786
(Recoveries)	(7)	(8)		(7)
Net charge-offs (recoveries)	232	1,232		1,779
PROVISION FOR LOAN LOSSES (dollars in thousands)	318	$2,307		$2,064
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$9,752	$8,677	$	$ 7,093
STM allowance at beginning of period	-	-		1,299
Provision	318	2,307		2,064
Net charge-offs (recoveries)	232	1,232		1,779
Balance at the end of period	9,838	9,752		8,677

(1)

The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)

The book value multiple ( or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

	Middleburg Financial Corporation
	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended September 30,
		2008			2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 108,949	$ 1,422	5.19%	$ 83,580	$ 1,087	5.16%
Tax-exempt (1) (2)	47,244	831	7.00%	42,158	764	7.19%
Total securities	$ 156,193	$ 2,253	5.74%	$ 125,728	$ 1,851	5.84%
Loans
Taxable	$ 695,866	$ 11,967	6.84%	$ 633,725	$ 11,237	7.03%
Tax-exempt (1)	7	-	0.00%	17	-	0.00%
Total loans	$ 695,873	$ 11,967	6.84%	$ 633,742	$ 11,237	7.03%
Federal funds sold	6,903	34	1.96%	1,973	23	4.62%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	744	45	24.06%	979	14	5.67%
Total earning assets	$ 859,713	$ 14,299	6.62%	$ 762,422	$ 13,125	6.83%
Less: allowances for credit losses	(9,805)			(6,141)
Total nonearning assets	84,984			71,760
Total assets	$ 934,892			$ 828,041

Liabilities:
Interest-bearing deposits:
Checking	$ 210,527	$ 1,116	2.11%	$ 133,017	$ 842	2.51%
Regular savings	52,514	210	1.59%	52,043	263	2.00%
Money market savings	39,639	124	1.24%	53,715	164	1.21%
Time deposits:
$100,000 and over	122,972	1,082	3.50%	106,171	1,310	4.90%
Under $100,000	131,979	1,261	3.80%	103,133	1,231	4.74%
Total interest-bearing deposits	$ 557,631	$ 3,793	2.71%	$ 448,079	$ 3,810	3.37%

Short-term borrowings	45,881	413	3.58%	67,161	961	5.68%
Securities sold under agreements
to repurchase	30,533	137	1.79%	39,371	424	4.27%
Long-term debt	101,981	1,105	4.31%	70,644	871	4.89%
Federal funds purchased	474	3	2.52%	281	4	5.65%
Total interest-bearing liabilities	$ 736,500	$ 5,451	2.94%	$ 625,536	$ 6,070	3.85%
Non-interest bearing liabilities
Demand deposits	114,456			116,544
Other liabilities	7,702			6,094
Total liabilities	$ 858,658			$ 748,174
Non-controlling interest	2,771			79,868
Shareholders’ equity	73,463
Total liabilities and shareholders’
equity	$ 934,892			$ 828,041

Net interest income		$ 8,848			$ 7,055

Interest rate spread			3.67%			2.98%
Interest expense as a percent of
average earning assets			2.52%			3.17%
Net interest margin			4.09%			3.68%
Return on average assets			0.66%
Return on average equity			8.42%
(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 366 day year.

	Middleburg Financial Corporation
	Average Balances, Income and Expenses, Yields and Rates
	Nine Months Ended September 30,
		2008			2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 107,365	$ 4,057	5.05%	$ 88,255	$ 3,432	5.20%
Tax-exempt (1) (2)	45,905	2,315	6.74%	41,575	2,225	7.16%
Total securities	$ 153,270	$ 6,372	5.55%	$ 129,830	$ 5,657	5.83%
Loans
Taxable	$ 687,402	$ 36,051	7.01%	$ 604,777	$ 31,811	7.03%
Tax-exempt (1)	10	1	13.36%	32	2	8.36%
Total loans	$ 687,412	$ 36,052	7.01%	$ 604,809	$ 31,813	7.03%
Federal funds sold	6,534	121	2.47%	3,345	125	5.00%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	930	124	17.81%	820	33	5.38%
Total earning assets	$ 848,146	$ 42,669	6.72%	$ 738,804	$ 37,628	6.81%
Less: allowances for credit losses	(8,981)			(5,874)
Total nonearning assets	78,931			69,965
Total assets	$ 918,096			$ 802,895

Liabilities:
Interest-bearing deposits:
Checking	$ 182,665	$ 2,811	2.06%	$ 142,526	$ 2,629	2.47%
Regular savings	54,487	752	1.84%	51,859	744	1.92%
Money market savings	40,025	347	1.16%	56,102	473	1.13%
Time deposits:
$100,000 and over	129,871	3,941	4.05%	116,842	4,316	4.94%
Under $100,000	106,711	3,378	4.23%	81,052	2,671	4.41%
Total interest-bearing deposits	$ 513,759	$ 11,229	2.92%	$ 448,381	$ 10,833	3.23%

Short-term borrowings	50,286	1,710	4.54%	58,446	2,415	5.52%
Securities sold under agreements
to repurchase	46,453	784	2.25%	41,654	1,374	4.41%
Long-term debt	103,067	3,408	4.42%	50,961	1,850	4.85%
Federal Funds Purchased	520	11	2.83%	438	19	5.80%
Total interest-bearing liabilities	$ 714,085	$ 17,142	3.21%	$ 599,880	$ 16,491	3.68%
Non-interest bearing liabilities
Demand Deposits	115,396			117,281
Other liabilities	8,301			6,113
Total liabilities	$ 837,782			$ 723,274
Non-controlling interest	3,523			79,621
Shareholders’ equity	76,791
Total liabilities and shareholders’
equity	$ 918,096			$ 802,895

Net interest income		$ 25,527			$ 21,137

Interest rate spread			3.51%			3.13%
Interest expense as a percent of
average earning assets			2.70%			2.98%
Net interest margin			4.02%			3.83%
Return on average assets			0.30%
Return on average equity			3.60%
(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 366 day year.

MIDDLEBURG FINANCIAL CORPORATION
RECONCILIATION OF NET INTEREST INCOME TO
TAX EQUIVALENT NET INTEREST INCOME

FOR THE FISCAL YEAR-TO-DATE PERIOD ENDED
(dollars in thousands)	9/30/2008	6/30/2008	3/31/2008
GAAP measures:
Interest Income - Loans	$ 36,052	$ 24,085	$ 12,159
Interest Income - Investments & Other	5,830	3,781	1,818
Interest Expense - Deposits	11,230	7,437	3,946
Interest Expense - Other Borrowings	5,912	4,255	2,304
Total Net Interest Income	$ 24,740	$ 16,174	$ 7,727
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ -	$ -	$ -
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	787	504	246
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 787	$ 504	$ 246

Total Tax Equivalent Net Interest Income	$ 25,527	$ 16,678	$ 7,973

FOR THE THREE MONTH PERIOD ENDED
(dollars in thousands)	9/30/2008	6/30/2008	3/31/2008
GAAP measures:
Interest Income - Loans	$ 11,967	$ 11,926	$ 12,159
Interest Income - Investments & Other	2,049	1,963	1,818
Less: Interest Expense - Deposits	3,793	3,491	3,946
Less: Interest Expense - Other Borrowings	1,657	1,951	2,304
Total Net Interest Income	$ 8,566	$ 8,447	$ 7,727
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ -	$ -	$ -
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	283	258	246
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 283	$ 258	$ 246

Total Tax Equivalent Net Interest Income	$ 8,849	$ 8,705	$ 7,973